Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A No. 3 of our report dated December 10, 2014 relating to the consolidated financial statements of General Agriculture Corporation for the years ended September 30, 2014 and 2013, which appear in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

September 29, 2015